UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2010

UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Deferred Compensation Plan

On December 2, 2010, upon the recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of UniTek Global Services, Inc. (the “Company”), the Board and the “Independent” members of the Board (as independence is defined under the rules of the NASDAQ Global Market) with respect to the participation of the “Executive Officers” of the Company (as such term is defined under the rules of the NASDAQ Global Market), adopted the UniTek Global Services Deferred Compensation Plan (the “DC Plan”).  The DC Plan is open to and for the benefit of (i) the Executive Officers of the Company, and (ii) those persons from time to time to be named by the Chief Executive Officer of the Company, provided that the total number of named participants in the DC Plan (including Executive Officers) cannot exceed 40, with a total of $300,000 in aggregate 3% annual matching under the DC Plan for such participants, plus members of the Board.

Option Exchange Program

On December 2, 2010, upon the recommendation of the Compensation Committee, the Board (and, with respect to the participation of the Executive Officers, the Independent members of the Board) determined that, because certain outstanding options previously granted under the Company’s equity compensation plans have exercise prices that are above the current fair market value of the Company’s common stock such options are ineffective as retention or incentive tools for future performance of the individuals holding these options, the Company should implement a one-time option exchange program (the “Option Exchange”) which would (i) permit eligible individuals in the Company’s service, including the Company’s named executive officers, to exchange certain outstanding options for new awards of restricted stock units under the 2009 Plan and (ii) permit eligible individuals in the Company’s service to exchange certain outstanding options for new option awards under the 2009 Plan.

Under the terms of the Option Exchange, surrendered options will be cancelled and exchanged for awards of restricted stock units and new option awards, as applicable, that will vest as follows: with respect to restricted stock units, 20% on the date of grant and 20% on each of July 1, 2011, July 1, 2012, July 1, 2013 and July 1, 2014; and, with respect to new option awards, as vesting was set forth in the surrendered options.

Named Executive Officer Bonuses

On December 2, 2010, upon the recommendation of the Compensation Committee, the Independent members of the Board approved bonuses for performance for the twelve-month period ended December 31, 2010, in the amounts set forth opposite the names of the executive officers listed below.

Name	Position	2010 Bonus
Christopher Scott Hisey	Chief Executive Officer	$225,000
Peter A. Giacalone	President and Chairman	$225,000
Ronald J. Lejman	Chief Financial Officer	$200,000
Richard B. Berliner	Chief Marketing Officer	$116,720

Employment Agreements of Named Executive Officers

On December 2, 2010, upon the recommendation of the Compensation Committee and the Independent members of the Board, the Company entered into employment agreements (the “Employment Agreements”) with those named executive officers of the Company listed below.  The Employment Agreements provide for the 2011 base salaries and 2011 target bonuses listed below.

Name	Position	2011 Base Salary	2011 Target Bonus
Christopher Scott Hisey	Chief Executive Officer	$450,000	$450,000
Peter A. Giacalone	President and Chairman	$450,000	$450,000
Ronald J. Lejman	Chief Financial Officer	$350,000	$250,000

The Employment Agreements entitle, under certain circumstances, the employee to receive certain payments upon termination of employment.  If the employee’s employment is terminated without cause, if the employee resigns for good reason or upon death or disability, the employee will be entitled to receive from the Company, in addition to certain accrued obligations, (1) (A) upon death or disability, the employee’s annual base salary for twelve months following the date of termination or (B) upon termination without cause or with good reason, the employee’s annual base salary for twenty four (24) months following the date of termination, (2) the pro-rata portion of the employee’s annual incentive bonus for the calendar year in which the termination occurred and (3) payment of certain medical benefits expenses sufficient to maintain the employee’s benefits at the level as of the date of termination for twelve months following the date of termination. If the employee’s employment is terminated with cause, the employee is entitled to receive certain accrued obligations. Payments made in connection with termination of employment are subject to execution of a general release of claims by the employee.  The Employment Agreements contain customary confidentiality, non-competition and non-solicitation provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: December 8, 2010	By:	/s/ Ronald J. Lejman
Name: Ronald J. Lejman
Title: Chief Financial Officer and Treasurer